EXHIBIT 10.16

FIRST AMENDMENT TO MANUFACTURING & DEVELOPMENT AGREEMENT

This First Amendment to Manufacturing and Development Agreement (“Amendment”) is made and entered into as of this __ day of July 2007, by and between Arthrex, Inc., a Delaware corporation having its principle place of business at 2885 South Horseshoe Drive, Naples, Florida 34104 (“Arthrex”) and Bovie Medical Corporation, a Delaware corporation having its principle place of business at 7100 30th Avenue N, St. Petersburg, Florida 33710 (“Bovie”).  Arthrex and Bovie are each a “Party” and, together, are “Parties.”

RECITALS:

WHEREAS, capitalized terms used herein have the meaning set forth in this Amendment or the meaning set forth in the respective agreement referenced herein where such capitalized terms are defined;

WHEREAS, the Parties entered into that certain Manufacturing and Development Agreement with a Start Date of December 6, 2002 (the “M&D Agreement”);

WHEREAS, the Parties entered into that certain Original Equipment Manufacturing Agreement with a Start Date of March 13, 2003 (the “OEM Agreement”);

WHEREAS, pursuant to Section 6.0 of the M&D Agreement, on or about May 22, 2007, Arthrex provided Bovie with its written notice of non-renewal of the M&D Agreement, which is set to expire on December 6, 2007 (the “Amendment Effective Date”) and of the OEM Agreement, which is set to expire on March 14, 2008;

WHEREAS, pursuant to Section 12.7 of the M&D Agreement, the Parties may modify the M&D Agreement only by a signed writing; and

WHEREAS, in lieu of non-renewal or termination pursuant to Section 6.0, the Parties have negotiated new terms respecting (i) exclusivity, (ii) non-competition, (iii) minimum purchase quantities, and (iv) related and affected provisions, under which the Parties desire to modify, renew and extend the M&D Agreement (and, by a separate instrument, the OEM Agreement), as further set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated herein and made a part hereof) and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows.

1.	Amendment. As of the Amendment Effective Date, the following modifications to the M&D Agreement shall apply:

a.	In text of Section 2.1(d) is hereby replaced with the following:

Notwithstanding anything to the contrary in Sections 2.1(b) and (c), in the event that any change or modification to the Products or the Product Specifications requires additional professional services, or results in a change in the costs incurred by Bovie in the engineering, development, production, manufacture, sterilization or packaging of the Products, Bovie shall so notify Arthrex and, upon Bovie’s receipt of Arthrex’s written consent thereto, Bovie shall invoice Arthrex for such professional services (if any), change the applicable purchase price of, and implement the change or modification to, the Products and their Product Specifications.

b.	The text of Section 2.2(a) is hereby stricken and replaced with “Intentionally Left Blank.”

c.	In Section 2.2(b), the preamble “[s]ubject to Section 2.2(a) above,” is hereby stricken.

d.
In Section 2.3(b), the clause “; provided, however, Bovie shall not be in breach of this Agreement for any failure to supply quantities of Products which exceed the Quarterly Commitments provided by Arthrex under Section 2.3(a) by more than 200%” is hereby stricken.

e.	In Section 2.7, the clause “except to a Back-up Supplier as set forth in Section 2.11” is hereby stricken.

f.	The text of Sections 2.10(a) and 2.10(b) are hereby stricken and each replaced with “Intentionally Left Blank.”

g.	The text of Section 2.11 (Alternate Source of Supply) is hereby stricken and replaced with “Intentionally Left Blank.”

h.	The text of Section 3.1 is hereby replaced with the following:

The prices for Products purchased hereunder (the “Prices”) are set forth on Appendix F, as amended, which is attached hereto and made a part hereof.  Thereafter, every six (6) months during the Term, Bovie may adjust the Prices according to the Producer Price Index for Finished Goods (“PPIFG”) or its replacement if so identified by the publisher, published by the United States Department of Labor, Bureau of Labor Statistics (“BLS”); provided, that each adjustment will be limited to **  ** of the previous Prices.  Such PPIFG shall not be seasonally adjusted.  The adjustments shall be calculated using the “simple percentage method” as set forth by the BLS.   Bovie shall notify Arthrex at least thirty (30) days prior to the effective date of any such adjustments.  The Prices shall include all charges related to Bovie’s preparation, labeling, packaging, crating and loading of the Products, in accordance with the terms of this Agreement.

i.
Pursuant to Section 6.0 (Term), the Parties hereby consent to the renewal of the Term for consecutive three (3) year periods, as provided therein.  The first renewal shall commence on December 6, 2007 and expire on December 6, 2010.

j.	The text of Section 10.0 (Non-Competition) is hereby stricken and replaced with “Intentionally Left Blank.”

2.
Effect on Agreement.  Except as expressly stated herein, or by necessary implication amended by the terms of this Amendment, the terms and conditions of the M&D Agreement are ratified and confirmed, and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have hereby executed this Amendment as of the date first written above.

ARTHREX, INC.	BOVIE MEDICAL CORPORATION

/S/ Scott Price	/S/ Moshe Citronowicz
Signature	Signature

Scott Price	Moshe Citronowicz
Printed Name	Printed Name

Vice President	Vice President / COO
Title	Title

8/24/07	8/31/07
Date	Date

Appendix F
Manufacturing and Development Agreement

The following prices shall apply beginning on the Amendment Effective Date and may be adjusted from time to time in accordance with the provisions of Section 3.1, as amended.

Catalog No.	Pricing (1)(2)

AR-9601SJ-45	** **
AR-9601SJ-90	** **
AR-9602M-45	** **
AR-9602M-90	** **
AR-9603-30	** **
AR-9603-60	** **
AR-9603-90	** **
AR-9603A-60	** **
AR-9603A-90	** **
AR-9604-90	** **
AR-9604A-90	** **
AR-9608-45	** **
AR-9608SJ-45	** **
AR-9608	** **
AR-9608SJ	** **
AR-9703-60	** **
AR-9703-90	** **
AR-9704-60	** **
AR-9704-90	** **
AR-9705-60	** **
AR-9705-90	** **
AR-9703A-60	** **
AR-9703A-90	** **
AR-9704A-60	** **
AR-9704A-90	** **
AR-9705A-60*	** **
AR-9705A-90*	** **

* Arthrex supplies the tip for these probes at **  ** charge or **  ** to Bovie.

(1)	Prices do not include FedEx requests for which an additional ** ** ea shall apply.

(2)	Prices reflect minimum order quantities of ** ** or more; an additional ** ** ea shall apply for order quantities of less than ** **.